SCHEDULE 14A INFORMATION
             Proxy  Statement Pursuant to Section 14(a)
               of the Securities Exchange Age of 1934



Filed by the Registrant [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(6)(2)

[x]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) orSection
     240.14a-12

                         GB&T BANCSHARES, INC.
          ------------------------------------------------
          (Name of Registrant as Specified in Its Charter)

          ------------------------------------------------
             (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:



     (2) Aggregate number of class of securities to which transaction applies:



     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                          GB&T BANCSHARES, INC.



                                        May 15, 1998



Dear Fellow Stockholder:

The Annual Meeting of the Stockholders of GB&T Bancshares, Inc. will be held at 4:30 p.m. on Monday, June 8, 1998 at Gainesville Bank & Trust, Gainesville, Georgia for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

GB&T Bancshares, Inc. is the successor by merger of Gainesville
Bank & Trust as a result of shareholder approval in January 1998.
The merger process is now complete, and this is the first annual meeting of the stockholders of GB&T Bancshares, Inc.

GB&T Bancshares, Inc. is now subject to the rules and regulations of the Securities Exchange Act of 1934, including those relating to the solicitation of proxies.

In order to ensure that your shares are voted at the meeting, please complete, date, sign, and return the Proxy in the enclosed postage-paid envelope at your earliest convenience. Every stockholder's vote is important, no matter how many shares you own.

We encourage you to attend this Annual Meeting of the Stockholders. We look forward to your continued support and another good year in 1998.

                                        Very truly yours,



                                        F. Abit Massey
                                        Chairman of the Board








                      GB&T BANCSHARES, INC.
                          P.O. Box 2760
                   Gainesville, Georgia  30503

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    To Be Held on June 8, 1998





The annual meeting of stockholders of GB&T Bancshares, Inc. (the
"Company") will be held on Monday, June 8, 1998, at 4:30 p.m. at Gainesville Bank & Trust, 500 Jesse Jewell Parkway, S.E.,
Gainesville, Georgia, for the purposes of considering and voting upon:

1. The election of ten directors to constitute the Board of Directors to serve until the next annual meeting and until their successors are elected and qualified; and

2. The approval of the GB&T Bancshares, Inc. Stock Option Plan of 1997; and

3. To consider and vote on an amendment to the GB&T Bancshares, Inc. Articles of Incorporation to increase the number of authorized shares of common stock from 2,000,000 to 10,000,000; and

4. Such other matters as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on May 1, 1998 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

A Proxy Statement and a Proxy solicited by the Board of Directors are enclosed herewith. Please sign, date, and return the Proxy promptly in the enclosed business reply envelope. If you attend the meeting you may, if you wish, withdraw your Proxy and vote in person.

Also enclosed is the Gainesville Bank & Trust 1997 Annual Report to Stockholders, which contains financial data and other information about the Bank.

                                        By Order of the Board of
                                        Directors,



                                        Richard A. Hunt
                                        President and Chief
                                        Executive Officer













                         PROXY STATEMENT

                               for

                  ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD

                           JUNE 8, 1998



                      GB&T BANCSHARES, INC.
                          P. O. BOX 2760
                   GAINESVILLE, GEORGIA  30503

                         PROXY STATEMENT
                               FOR
                  ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD JUNE 8, 1998

                     SOLICITATION OF PROXIES

     This Proxy Statement and the accompanying form of proxy are furnished to the stockholders of GB&T Bancshares, Inc. (the "Company") in connection with the solicitation of proxies for the purposes stated herein, by and on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the main office of Gainesville Bank & Trust (the "Bank") at 500 Jesse Jewell Parkway, S.E., Gainesville, Georgia, on Monday, June 8, 1998, at 4:30 p.m., or any adjournment or postponement thereof. THE COST OF THIS SOLICITATION OF PROXIES WILL BE BORNE BY THE COMPANY.

     Copies of solicitation materials may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of the Company's Common Stock, and normal handling charges may be paid for such forwarding service. In addition to solicitations by mail, directors and regular employees of the Company may solicit Proxies in person or by telephone.

     The approximate date of the mailing of this Proxy Statement to Stockholders is May 15, 1998.

                       REVOCATION OF PROXY

     The Board of Directors encourages the personal attendance of Stockholders at the Annual Meeting, and the giving of the proxy does not preclude the right to vote in person should the person giving the proxy so desire. The person giving the proxy has the power to revoke the proxy at any time before the shares represented by it are voted at the Annual Meeting. The person giving the proxy may revoke it prior to the Annual Meeting by delivering either a written revocation or a duly executed proxy bearing a later date to Mr. Samuel L. Oliver, Secretary, P.O. Box 2760, Gainesville, Georgia 30503, or by hand-delivery to the Bank's main office at 500 Jesse Jewell Parkway, S.E., Gainesville, Georgia to the attention of Samuel L. Oliver, Secretary. The proxy may also be revoked by voting in person at the Annual Meeting. Anyone revoking a proxy will be given the opportunity to vote in person by ballot at the meeting. All shares represented by a properly executed, unrevoked proxy will be voted on all matters presented at the Annual Meeting on which the shares are entitled to vote, unless the stockholder attends the Annual Meeting and votes in person. Proxies solicited will be voted in accordance with the instructions given on the enclosed form of proxy. UNLESS AUTHORITY IS WITHHELD IN THE MANNER INDICATED ON THE ENCLOSED FORM OF PROXY, IT IS INTENDED THAT PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED FOR THE ELECTION AS A DIRECTOR OF EACH OF THE NOMINEES NAMED HEREIN AND THE PROPOSALS SET FORTH BELOW.

                   VOTING AND OUTSTANDING STOCK


     Only stockholders of record at the close of business on May 1, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the Company had issued and outstanding 1,676,160 shares of common stock, par value $5.00 per share (the "Common Stock"). All holders of Common Stock are entitled to one (1) vote per share. This is the only class of stock issued. Cumulative voting is not permitted.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
       DIRECTOR NOMINEES AND EXECUTIVE OFFICERS AS A GROUP

Principal Stockholders

     The following table sets forth all persons known to the Board of Directors of the Company to be the beneficial owners on May 1, 1998 of more than five percent of the Company's outstanding common stock.

Name and Address of                          Number of Shares                     Percent of
 Beneficial Owner                           Owned Beneficially                      Class
-------------------                         ------------------                    ----------
Dr. John W. Darden                             107,000 <F1> & <F4>                   6.37%
P. O. Box 2760
Gainesville, Georgia  30503

John E. Mansfield, Sr.                         108,970 <F4?                          6.48%
P. O. Box 2760
Gainesville, Georgia  30503

F. Abit Massey                                 112,500 <F2> & <F4>                   6.69%
P. O. Box 2760
Gainesville, Georgia  30503

Philip A. Wilheit                              131,400 <F3> & <F4>                    7.82%
P.O. Box 2760
Gainesville, Georgia 30503

<F1>  Includes 7,000 shares owned by Dr. Darden's wife and
     14,000 shares held by Dr. Darden's children, all of whom Dr. Darden shares investment and voting power.

<F2> Includes 3,000 shares owned by Mr. Massey's wife and
     53,600 shares held by Georgia Poultry Federation
     Special Account, with whom Mr. Massey shares investment and voting power.

<F3> Includes 8,000 shares owned by Mr. Wilheit's wife,
     18,000 shares held by Mr. Wilheit's children, and 2,900 shares held by the Wilheit Family Partnership, all of whom Mr. Wilheit shares investment and voting power.

<F4> Includes 5,000 shares available to be purchased under
     proposed GB&T Bancshares, Inc. Stock Option Plan of
     1997.

SECURITY OWNERSHIP OF DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE
OFFICERS


The following table sets forth the number of shares of Common
Stock beneficially owned by each director, director nominees, and by all directors, director nominees and executive officers as a group as of May 1, 1998.

   Name of                                       Number of Shares                         Percent
Beneficial Owner                                Owned Beneficially                       of Class
----------------                                ------------------                       ---------
Donald J. Carter                                      60,924 <F8>                           3.62%
J. Grady Coleman                                      25,000 <F8>                           1.49%
Dr. John W. Darden                                   107,000 <F1>                           6.37%
Bennie E. Hewett                                      56,334 <F2>                           3.35%
Richard A. Hunt, Jr.                                  28,880 <F3>                           1.72%
John E. Mansfield, Sr.                               108,970 <F8>                            6.48%
F. Abit Massey                                       112,500 <F4>                           6.69%
Samuel L. Oliver                                      57,600 <F5>                           3.43%
Alan A. Wayne                                          9,540 <F6>                            .57%
Philip A. Wilheit                                    131,400 <F7>                           7.82%

All Directors, Director Nominees and
 Executive Officers as a Group (11 persons)          698,848 <F9>                          41.57%

<F1> Includes 7,000 shares owned by Dr. Darden's wife and
     14,000 shares held by Dr. Darden's children, all of whom Dr. Darden shares investment and voting power.
     Also includes 5,000 shares available to be purchased under proposed GB&T Bancshares, Inc. Stock Option Plan of 1997.

<F2> Includes 1,000 shares held by Mr. Hewett's children,
     4,820 shares held by Mr. Hewett's IRA, and 45,280 shares held by Citizens Family Partnership, with whom Mr. Hewett shares investment and voting power. Also includes 5,000 shares available to be purchased under proposed GB&T Bancshares, Inc. Stock Option Plan of
     1997.

<F3> Includes 500 shares held by Mr. Hunt's mother with
     whom Mr. Hunt shares investment and voting power.

<F4> Includes 3,000 shares owned by Mr. Massey's wife and
     53,600 shares held by Georgia Poultry Federation
     Special Account, with whom Mr. Massey shares investment and voting power. Also includes 5,000 shares available to be purchased under proposed GB&T
     Bancshares, Inc. Stock Option Plan of 1997.

<F5> Includes 10,500 shares owned by Mr. Oliver's wife,
     1,400 shares held by Mr. Oliver's children, and 32,300 shares held by the Hulsey, Oliver & Mahar 401(K) Plan for the benefit of Mr. Oliver, all of whom Mr. Oliver shares investment and voting power. Also includes
     5,000 shares available to be purchased under proposed
     GB&T Bancshares, Inc. Stock Option Plan of 1997.

<F6> Includes 1,140 shares owned by Mr. Wayne's wife,
     with whom Mr. Wayne shares investment and voting power.
     Also includes 5,000 shares available to be purchased under proposed GB&T Bancshares, Inc. Stock Option Plan of 1997.

<F7> Includes 8,000 shares owned by Mr. Wilheit's wife,
     18,000 shares held by Mr. Wilheit's children, and 2,900 shares held by the Wilheit Family Partnership, all of whom Mr. Wilheit shares investment and voting power. Also includes 5,000 shares available to be purchased under proposed GB&T Bancshares, Inc. Stock
     Option Plan of 1997.

<F8> Includes 5,000 shares available to be purchased under
     proposed GB&T Bancshares, Inc. Stock Option Plan of
     1997.

<F9> The total number of shares beneficially owned by all
     directors, director nominees and executive officers as a group includes 500 shares available to be purchased by principal officers, not separately listed above, under the Key Employee Stock Option Plan, as explained under the heading "Stock Option Plan".

                      ELECTION OF DIRECTORS
                             (Item 1)

     The By-Laws of the Company provide that "the Board shall consist of not less than five nor more than twenty-five persons, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the Board of Directors. The Board may increase or decrease the number of directors by not more than two in any one year so long as such increase or decrease does not place the number of directors at less than five nor more than twenty-five."

     For purposes of the annual meeting of stockholders, the Directors shall be elected by the affirmative vote of a majority of the shares represented at the annual meeting of stockholders.

     THE BOARD OF DIRECTORS HAS NOMINATED AND RECOMMENDS TO THE STOCKHOLDERS THE ELECTION OF EACH OF THE NOMINEES SET FORTH BELOW AS A DIRECTOR OF THE COMPANY UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS OR UNTIL HIS SUCCESSOR IS DULY ELECTED AND QUALIFIED. ALL OF THE NOMINEES ARE CURRENTLY DIRECTORS OF THE BANK. IF ANY NOMINEE IS UNABLE TO SERVE AS A DIRECTOR, SHARES WILL BE VOTED IN FAVOR OF A NOMINEE THE BOARD MAY ADOPT AS A SUBSTITUTE BY MAJORITY VOTE OF THE BOARD. AT THIS TIME, THE BOARD KNOWS OF NO REASON ANY NOMINEE WILL BE UNABLE TO SERVE AS A DIRECTOR.

     Directors are elected by a majority of the votes cast by the holders of the shares entitled to vote in the election at a meeting at which a quorum is present. A quorum is present when the holders of a majority of the shares outstanding on the record date are present at a meeting in person or by proxy. An abstention would not be considered to be one of the "votes cast" for purposes of the first sentence of this paragraph, but would be included in determining whether a majority of the outstanding shares is represented for determining whether a quorum is present at a meeting.

     The ten (10) persons listed below as director nominees will be nominated to serve until the 1999 Annual Meeting of Stockholders. It is the intention of the persons named in the Proxy to vote for the election of the Nominees listed below.

          Donald J. Carter              John E. Mansfield, Sr.
          J. Grady Coleman              F. Abit Massey
          Dr. John W. Darden            Samuel L. Oliver
          Bennie E. Hewett              Alan A. Wayne
          Richard A. Hunt, Jr.          Philip A. Wilheit

     The following are the names and ages of the nominees, the year each individual began continuous service as director of the Company and the Bank, and the business experience of each, including principal occupations, at present and for at least the past five (5) years.

Name, Age and Term as Director         Principal Occupation for Last Five
                                       Years and other Directorships
-------------------------------------------------------------------------

Donald J. Carter, age 65                Mr. Carter is President
Director since 1987                     of Don Carter Realty Co.,
                                        a real estate brokerage
                                        firm.

J. Grady Coleman, age 68                Mr. Coleman is a retired
Director since 1987                     banker.  For many years he was the
                                        President and Chief Executive
                                        Officer of Gwinnett Bank & Trust.
                                        He retired in January of 1987.

Dr. John W. Darden, age 52              Dr. Darden is a medical doctor whose
Director since 1987                     practice is limited to
                                        surgery.  He is a partner in
                                        Northeast Georgia Surgical
                                        Associates.

Bennie E. Hewett, age 59                Mr. Hewett is President
Director since 1987                     of Capital Loan
                                        Company of Gainesville, Inc. and
                                        Chairman of the Board of Delta
                                        Management Company, which operates
                                        a chain of consumer finance companies
                                        located in Georgia, South Carolina,
                                        Texas and Louisiana.

Richard A. Hunt, Jr., age 53            Mr. Hunt is President and Chief
Director since 1987                     Executive Officer of Gainesville
                                        Bank & Trust, a position
                                        he has held since July of
                                        1987.

John E. Mansfield, age 65               Mr. Mansfield is Chairman of the Board
Director since 1987                     of Mother Environmental Systems, Inc.
                                        Prior to 1998, Mr. Mansfield
                                        was Chairman of the Board of
                                        Mansfield Oil Company, a
                                        petroleum distributor; and
                                        President of Kangaroo, Inc., a
                                        convenience store chain.

F. Abit Massey, age 70                  Mr. Massey is Chairman of the Board of
Director since 1987                     Gainesville Bank & Trust.  His
                                        occupation is Executive
                                        Director of Georgia Poultry
                                        Federation, a trade
                                        association for the poultry
                                        industry.  Mr. Massey is a
                                        Director of Cotton States Life
                                        Insurance Company.

Name, Age and Term as Director         Principal Occupation for Last Five
                                       Years and other Directorships
-------------------------------------------------------------------------

Samuel L. Oliver, age 55                Mr. Oliver is Secretary
Director since 1987                     of the Board of Gainesville Bank &
                                        Trust.  He is a practicing attorney
                                        and partner in the law firm of
                                        Hulsey, Oliver & Mahar, which
                                        has served as legal counsel to
                                        the Bank since its organization.

Alan A. Wayne, age 55                   Mr. Wayne is owner of Aqualand Marina
Director since 1992                     and Wayne Brothers Company in Flowery
                                        Branch, Georgia.

Philip A. Wilheit, age 53               Mr. Wilheit is Vice Chairman of the
Director since 1987                     Board of Directors of Gainesville
                                        Bank & Trust. His occupation is
                                        President of Wilheit Packaging
                                        Materials Company/Unisource, a
                                        distributor of packaging materials
                                        and other paper related products.

     There are no family relationships between any director, executive officer, or nominee for director of the Company or any of its subsidiary.

           PROPOSAL TO ADOPT THE GB&T BANCSHARES, INC.
                    STOCK OPTION PLAN OF 1997
                             (Item 2)

GENERAL

The following description of the material features of the GB&T Bancshares, Inc. Stock Option Plan of 1997 (the "Plan") is a summary and is qualified in its entirety by reference to the Plan, as proposed to be adopted by the stockholders, a copy of which will be provided to any stockholder upon written request.

The Board of Directors approved the adoption of the Plan on July 14, 1997, subject to stockholder approval. The Plan, if approved by the stockholders, will be effective as of July 14, 1997, and will terminate on the 10th anniversary of such date. Any outstanding options issued pursuant to the Plan prior to the Plan's termination date which have not expired or otherwise terminated as of such date may be exercised after such date in accordance with their terms.

In 1997, options to purchase 60,000 shares of common stock were granted under the Plan to executive officers, and options to purchase 45,000 shares were granted to directors other than Hunt, subject to stockholder approval.

The Board of Directors believes that the Plan will be an important component of the Company's compensation package in the future because it secures for the Company and its stockholders the advantage of the incentive inherent in stock ownership on the part of its key employees and directors. Accordingly, the Board of Directors recommends that the stockholders vote in favor of the Plan.

The Plan provides for the grant of incentive stock options (the "ISOs") and non-qualified stock options ("NQSOs") to key employees and directors of the Company and its subsidiary. A maximum of 260,000 shares of the Common Stock will be authorized for issuance with respect to options granted under the Plan.

PURPOSE

The purpose of the Plan is to promote the long-term success of the Company and its subsidiary by providing financial incentives to key employees and directors who are in positions to make significant contributions toward such success. The Plan is designed to attract individuals of outstanding ability to employment or directorship with the Company and its subsidiary, to encourage key employees and directors to acquire a proprietary interest in the Company and to continue their employment and directorship with the Company or its subsidiary and to render superior performance during such employment and directorship.

ADMINISTRATION

The Plan will be administered by the Board of Directors, which has authority to determine the individuals to whom awards will be granted, the form and amount of the awards, the dates of the grant, and other terms of each award.

DESCRIPTION OF OPTIONS

Key employees and directors will be eligible for consideration as participants under the Plan. The Plan will provide for grants to key employees of both ISOs as defined in Section 422 of the Internal Revenue Code of 1986 as amended ("IRC"), and NQSO. No employee will be granted ISOs under the Plan (and all other plans of the Company) which are first exercisable in any calendar year for Common Stock having an aggregate fair market value (determined as of the date the option is granted) that exceeds $100,000. The directors will be eligible only for grants of NQSOs. The exercise price of an option granted under the Plan will be determined by the Board of Directors at the time of grant. The exercise price of an ISO may not be less than the fair market value of the shares subject to such option as of the date of the grant (or 110% of such fair market value in the case of an ISO granted to an individual who is a 10% stockholder as of the date of grant of the Company). Full payment of the option exercise price must be made by the optionee when an option is exercised. The exercise price may be paid in cash or in such other form as the Board may approve, including shares of the Common Stock valued at their fair market value (as defined in the Plan) on the date of option exercise. The proceeds received by the Company from exercises of options under the Plan will be used for general corporate purposes.

ISOs granted under the Plan generally will not be exercisable sooner than twelve (12) months after the date of grant, except in the event of a change in control (as defined in the Plan) of the Company or as otherwise designated by the Board. NQSOs are exercisable any time after date of grant and prior to expiration. The period of exercise of an option will be determined by the Board at the time of grant; but in any event, no option may expire any later than the 10th anniversary of the date of grant. The period of exercise of an option will be determined by the Board at the time of grant; but in any event, no option may expire any later than the 10th anniversary of the date of grant. Any ISO granted to an individual who possesses more than 10% of the combined voting power of all classes of stock of the Company on the date of grant may not be exercisable for more than five years.

If an optionee is an employee of the Company at the time the option is granted and ceases to be employed by the Company for any reason other than death, then, unless extended by the Board acting in its sole discretion, each outstanding vested option granted to him or her under the Plan will terminate on the date thirty (30) days after the date of such termination of employment or, if earlier, the date specified in the Option Agreement. An option granted to a Director shall not terminate due to his/her leaving service as a Director. If the optionee's employment or service is terminated by reason of the optionee's death, then, unless extended by the Board acting in its sole discretion, each outstanding vested option granted to the optionee under the Plan will terminate on the date thirty (30) days after the date such employee's personal representative is appointed. Non-vested options lost by an employee as a result of termination will be available for re-grant to other eligible employees in accordance with the terms of the plan.

The receipt of stock upon the exercise of any option granted under the Plan will be contingent upon the advice of counsel to the Company that any shares to be delivered comply with Federal or State securities laws. The Board may, in its sole discretion, postpone the issuance or delivery of any shares issuable upon exercise of an option for Federal or State regulatory compliance reasons. In the event of changes in the outstanding shares of the Common Stock by reason of stock dividends, recapitalizations, reclassifications, split-ups or consolidation or other changes in the Common Stock, the aggregate number and class of shares available under the Plan and the maximum number of shares as to which options may be granted shall be appropriately adjusted by the Board. In the event of an exchange of the outstanding Common Stock in connection with a merger, consolidation or other reorganization, or a sale by the Company of all or a portion of its assets for a different number or class of shares or other securities of the Company or for shares of any other corporation, the Board shall appropriately adjust, in such manner as it determines in its sole discretion, the number and class of shares or other securities which shall be subject to options and/or the purchase price per share which must be paid thereafter upon exercise. Options will not be transferable by the holder other than by will or applicable laws of descent and distribution. The Plan may, from time-to-time, be terminated, suspended, or amended by the Board of Directors in such respects as it shall deem advisable, including any amendment effected (i) so that an ISO granted under the Plan shall be an "incentive stock option" as such term is defined in Section 422 of the IRC, or (ii) to conform to any change in law or regulation governing the Plan or the options granted thereunder. However, without the approval of the stockholders, no such amendment may change: (a) the eligibility requirements provided in the Plan; (b) the total number of shares of the Common Stock which may be granted or awarded under the Plan, except as required under any adjustment described above; (c) the termination date of the Plan to a date after July 14, 2007; or (d) any other provision of the Plan which the Board, in its discretion, determines should become effective only if approved by the stockholders even if stockholder approval is not expressly required by the Plan or by law. All options granted under the Plan will terminate on the date of liquidation or dissolution of the Company.

TAX CONSEQUENCES

Under the current tax law, a holder of an ISO under the Plan will not realize taxable income upon the grant or exercise thereof. However, depending upon the holder's income tax situation, the exercise of the ISO may have alternative minimum tax implications. The amount of gain which the optionee must recognize upon subsequent disposition of the Common Stock is equal to the amount by which the proceeds of the sale exceeds the option exercise price. If the optionee disposes of the stock after the required holding period, that is, no earlier than a date which is two years after the date of grant of the option and one year after the date of exercise, the optionee will recognize capital gain or loss at the time of the disposition. The Company will not be entitled to a tax deduction if the optionee satisfies these holding period requirements. If disposition occurs prior to expiration of the holding period, the optionee will recognize as ordinary income the difference between the option's exercise

price and the fair market value of the Common Stock on the exercise date. Any additional gain or loss on the disposition will be capital gain or loss. The Company is entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.

Under the current law, an optionee will not realize income when a NQSO is granted to him. Upon exercise of such option, however, the optionee must recognize ordinary income to the extent that the fair market value of the Common Stock on the date the option is exercised exceeds the option exercise price. Any such gain is taxed as ordinary income in the year the option is exercised. Any gain recognized upon the subsequent disposition of the shares of stock obtained by the exercise of an NQSO will be taxed at capital gains rates. The Company will not experience any tax consequences upon the grant of an NQSO, but will be entitled to take an income tax deduction equal to the amount which is includable in the income of the optionee (if any) when the NQSO is exercised.

The following table discusses the allocation of shares currently allocated to employees and directors, by category, under the proposed GB&T Bancshares, Inc. Stock Option Plan of 1997:

                       NEW PLAN BENEFITS

Name and Position                                 Number of Units*        Dollar Value<F4>
---------------------------------------           ----------------        ----------------
Richard A. Hunt, Jr.
President and CEO                                         0                       -0-

Executive Group <F1>                                      0                       -0-

Non-Executive Director Group <F2>                    45,000                       -0-

Non-Executive Office Employee Group <F3>                  0                       -0-

          * Includes only shares currently exercisable (i.e., within a period of sixty days). Subject to shareholder approval of the Plan, Mr. Hunt has been granted options to acquire a total of 40,000 shares, exercisable in increments over 10 years, but none of which are currently exercisable. Options totaling
203,300 shares have been awarded to date, subject to shareholder approval.

<F1> Includes 1 person other than Mr. Hunt.
<F2> Includes 9 persons.
<F3> Presently covers 55 persons.
<F4> Options granted to the persons/groups identified
     in the above table were granted at an option price of $13.50 per share, which price was equal to 100% of the fair market value at the date of the grant.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

     Stockholder approval is required under the IRC and the terms of the Plan for adoption of the Plan. Furthermore, stockholder approval of the Plan may afford participants greater

flexibility under Federal securities laws in connection with the purchase of Common Stock of the Company. For this reason, stockholder approval is sought for the Plan.

    PROPOSAL TO AMEND THE GB&T BANCSHARES, INC.'S ARTICLES OF
                          INCORPORATION
   TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK
                             (Item 3)

     The Company's Articles of Incorporation presently provide that the Company is authorized to issue 2,000,000 shares of Common Stock having a par value of $5.00 per share. The Board of Directors has recommended that the number of authorized shares of Common Stock be increased from 2,000,000 to 10,000,000 shares. The additional shares of Common Stock for which authorization is sought would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock now outstanding.

     As of May 1, 1998, there were 1,676,160 shares of Common
Stock issued and outstanding. An aggregate of 272,800 shares are subject to issuance under the 1997 and 1988 Stock Option Plans.

     If the proposed amendment is adopted, the Company's Board of Directors would be permitted to issue the authorized shares without further stockholder approval, except to the extent otherwise required by law, by a securities exchange on which the Common Stock is listed at the time, or by the Articles of Incorporation.

     The Company has no current plans, agreements, or arrangements for the issuance of additional Common Stock. The additional authorized shares would be available for issuance (subject to further stockholder approval only as noted above) at such times and for such proper corporate purposes as the Board of Directors may approve, including possible future financing and acquisition transactions, dividend reinvestment plans, stock splits and stock dividends. Depending upon the nature and terms thereof, such transactions could enable the Board to render more difficult or discourage an attempt to obtain control of the Company. For example, the issuance of shares of Common Stock in a public or private sale, merger, or similar transaction would increase the number of the Company's outstanding shares, thereby diluting the interest of a party seeking to take over the Company. Furthermore, while the Company has no plans to implement such a program, other companies have issued warrants or other rights to acquire additional shares to holders of common stock to discourage or defeat unsolicited stock accumulation programs and acquisition proposals. Management currently knows of no intent or plan on the part of any persons or entity to gain control of the Company and this proposal is not being recommended in response to any such intent or plan for the purpose of inhibiting any action by any third party.

     Issuance of additional shares of Common Stock, depending upon their timing and circumstances, may dilute or increase earnings per share and may decrease or increase the book value per share of shares theretofore outstanding, and the percentage ownership of GB&T Bancshares, Inc. by each stockholder may be proportionately reduced as a result of a larger number of outstanding shares.

                     MEETINGS AND COMMITTEES
                    OF THE BOARD OF DIRECTORS
                           OF THE BANK

     The Board has a standing Audit Committee composed of Directors Oliver, Carter, Coleman, Hewett and Wilheit, which held four quarterly meetings during 1997. The Audit Committee recommends to the Board of Directors the engagement of the independent accountants of the Company and reviews the scope and results of the audits and the internal accounting controls of the Company.

     The Board does not have a standing nominating or compensation committee. The Executive Committee serves as a compensation committee from time to time as is appropriate. During fiscal 1997, the Executive Committee met 14 times. The members of the Executive Committee are Directors Massey, Wilheit, Oliver and Hunt.

     The Board of Directors of the Bank held eleven (11) regular meetings and one (1) special called meeting during the year ended December 31, 1997.

     All directors attended at least 75% of the aggregate of all meetings of the Board of Directors and committees of which the director is a member, except Director Mansfield, who attended 14 of 24 Director Loan Committee meetings.

     The Board of Directors has a Director Fee Policy which provides for payments to directors for their service as directors and committee members in the amount per regular meeting of $500 plus $200 for each committee meeting actually attended.
Directors are compensated for special meetings of the Board at the committee meeting amount of $200 per meeting. The Chairman is compensated at twice the regular meeting fee plus regular committee fees.

                        EXECUTIVE OFFICERS

     The following table below sets forth each executive officer of the bank by name, his or her age at December 31, 1997, the year he or she was first elected as an officer of the Bank, his or her position with the Bank and his or her business experience for the past five years.

                                   Year
                                  First
Name                     Age     Elected           Business Experience
----                     ---     -------           -------------------
Richard A. Hunt, Jr.     53        1987         President and Chief Executive
                                                Officer of Gainesville Bank & Trust

Gregory L. Hamby         43        1996         Senior Vice President and Chief
                                                Financial Officer of Gainesville
                                                Bank & Trust

                          EXECUTIVE COMPENSATION

     The following table sets forth certain summary information concerning compensation paid or accrued by the Bank for services in all capacities with respect to the fiscal years indicated, to its Chief Executive Officer. There were no other executive officers of the Bank which earned over $100,000 in salary, bonus, and directors' fees during the fiscal year ended December 31, 1997.

                    Summary Compensation Table

                      Annual Compensation                                   Long-Term Compensation
                  -----------------------------------------------------------------------------------------------
                                                                      Awards                    Payouts
                                                             ----------------------------------------------------
                                                     Other                  Securities
  Name and                                           Annual    Restricted   Underlying
  Principal                                          Compen-   Stock         Options/      LTIP       All Other
  Position           Year     Salary    Bonus<F1>    sation    Awards          SAR's      Payouts   Compensation
-----------------------------------------------------------------------------------------------------------------
Richard A. Hunt, Jr  1997    $97,500    $58,911         0         0        40,000            0        $25,895 <F2>
President and        1996    $97,500    $58,496         0         0             0            0        $25,549 <F3>
Chief Executive      1995    $97,500    $53,958         0         0             0            0        $19,380 <F4>
Officer

<F1>  The principal officers of the Bank participate in an
      incentive compensation plan that provides for discretionary annual bonuses. Under the President's incentive compensation arrangement, the amount of the discretionary annual bonus is determined by a pre-set formula established by the Board of Directors based upon the pre-tax profit of the Bank for the preceding year.

<F2>  Includes $9,424 401(k) match, $1,511 auto allowance,
      $1,610 social club dues and $13,350 directors fees.

<F3>  Includes $5,344 401(k) match, $1,651 auto allowance,
      $1,980 social club dues and $12,450 directors fees.

<F4>  Includes $5,009 401(k) match, $2,691 auto allowance,
      $1,980 social club dues and $9,700 directors fees.

OPTION GRANTS

     The following table sets forth information with respect to grants of stock options under the proposed GB&T Bancshares, Inc. Stock Option Plan of 1997 during the last fiscal year to the Company's Chief Executive Officer and the Named Executive Officers, and are subject to shareholder approval. In addition, the hypothetical gains or "option spreads" that would exist for the respective options, based on assumed rates of annual, compound stock appreciation of 5% and 10% from the date the options were granted over the full option term, are also reflected:


                                  OPTION/SAR GRANTS IN LAST FISCAL YEAR
---------------------------------------------------------------------------------------------------

                                                            Individual Grants
                                 -------------------------------------------------------------------
                                                     Percent of
                                  Number of        Total Options/
                                  Securities        SARs Granted
                                  Underlying        to Employees        Exercise
                                 Options/SARs      in Fiscal Year          or
                                                                       Base Price
                                   Granted           fiscal year         ($/Sh)          Expiration
                                                                                            Date
                                  -----------       --------------     -----------       ----------
 Richard A. Hunt, Jr.               40,000               25.1%           $13.50             9/30/07
 President and CEO

These options were granted pursuant to the proposed GB&T Bancshares, Inc. Stock Option Plan of 1997 and consist of options to acquire Common Stock. Such options have terms of ten years from the date of grant and will vest a graduated scale over the ten-year period, or earlier upon the occurrence of a change of control of the Company.

             SUPPLEMENTARY EXECUTIVE RETIREMENT PLAN

     In an effort to attract, reward, motivate, and retain the most qualified people, the Bank has provided certain officers with a retirement and death benefit plan that will supplement those benefits available under the Bank's qualified benefit plans. This plan was designed to provide key executives with annual retirement benefits initially equal to a minimum percent of each executive's respective salary the year prior to retirement payable for life. The amount of each annual benefit is indexed to the financial performance of an insurance policy owned by the Bank over a selected opportunity rate and is designed to increase each year.

The Bank's obligations under this plan are unfunded; however, the Bank has purchased life insurance policies on each executive that are actuarially designed to offset the annual expenses associated with the plan and will, given reasonable actuarial assumptions, provide a complete recovery of all plan costs.

The death benefit for each participant is an endorsement of 80% of the net-at-risk life insurance portion of each of the life insurance policies purchased to recover the retirement plan's costs.

                        STOCK OPTION PLAN

     At its annual meeting held on March 14, 1988, the stockholders of the Bank approved a plan involving options to purchase securities by management:


     KEY EMPLOYEES. A stock option plan for key employees of the Bank was established involving a maximum of 20,000 shares, options to purchase 10,000 shares of which were granted to Mr. Hunt, the Bank's President. The other 10,000 shares are available for Mr. Hunt to grant to key employees in his discretion as an employment incentive. The options are exercisable for a maximum of five years and only during continued employment. The option price is the market value of the shares at the time the options are granted.

     At December 31, 1997, 12,800 options were outstanding under the plan. Options were granted under this plan in 1997 in the amount of 7,500 shares.

     The Company's stock is actively traded with established market prices. The Company is aware of trades since January 1, 1998 in the price range of $20.00 to $23.00 per share.

                       CERTAIN TRANSACTIONS

     In the ordinary course of business, the Bank has and anticipates that it will continue to have transactions with various directors, officers, principal stockholders and their associates on substantially the same terms (including price, interest rates, collateral, and repayment terms) as those prevailing at the time for comparable transactions with unrelated parties. None of such banking transactions involve more than the normal risk of collectibility and do not present other unfavorable features to the Bank. The aggregate amount of extensions of credit outstanding at any time from the beginning of the last fiscal year to any director, principal officer, nominee for election as a director, or holder of five percent (5%) or more of the Company's securities, together with such person's associates, did not exceed ten percent (10%) of equity capital of the Bank except as indicated below.

     The largest aggregate amount of extensions of credit by Philip A. Wilheit and his related associates during 1997 was $1,481,992, or approximately 11.70% of equity capital. As of March 31, 1998, his indebtedness to the Bank was $1,432,367, or 10.10%.

     The largest aggregate amount of extensions of credit by Donald J. Carter and his related associates during 1997 was $1,106,621, or approximately 8.00% of equity capital. As of March 31, 1998, his indebtedness to the Bank was $983,621, or 6.90%.

     The largest aggregate amount of extensions of credit by Bennie E. Hewett and his related associates during 1997 was $1,072,728, or approximately 8.50% of equity capital. As of March 31, 1998, his indebtedness to the Bank was $813,875, or 5.70%.

     The Bank's main office is owned jointly by the Bank and Director Carter. This joint ownership is the result of the purchase by the Bank of the undivided half-interest of a non-affiliated third party on January 5, 1989. The cost of this purchase was $390,000 which includes $250,000 for a half-interest in the land, $135,500 for one-half of actual expenses incurred on the project as of that date for fees, site preparation and

interest paid to banks, and the remainder paid to the seller for interest on his funds invested in the project to that date. The Bank and Mr. Carter entered into a partnership agreement under which they shared equally in the cost of construction and all income and expenses arising from the operation of the building. The total cost to the Bank of its interest in the land and building is approximately $1.8 million including the Bank's leasehold improvements. The price of the land was confirmed by an independent, professional appraisal to be within the fair market value of the land. Construction of the building was substantially completed and occupied by the bank in January, 1990.

     Mr. Samuel L. Oliver, Director, is a partner in the law firm of Hulsey, Oliver & Mahar, Gainesville, Georgia, which law firm served as legal counsel to the Bank in 1997. It is anticipated that this firm will also provide legal services to the Bank during 1998.

                        CERTAIN LITIGATION

     There are no pending legal proceedings of a material nature to which the Company, director, nominee for election as a director, principal officer, or beneficial owner of more than 5% is a party or to which any of its property is subject.

                  INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Mauldin & Jenkins, LLC as the Company's independent public accountants for the fiscal year ending December 31, 1998. Representatives of Mauldin & Jenkins will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions by stockholders.

         INTEREST OF PERSONS IN MATTERS TO BE ACTED UPON

     No officer or director has any substantial interest that would be affected by any matter to be acted upon at the annual meeting, other than election of directors.

                COMPLIANCE WITH SECTION 16 (a) OF
               THE  SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Federal Deposit Insurance Corporation (the "FDIC") initial reports of ownership and reports of changes in ownership of Common Stock. They are also required to furnish the Company with copies of all Section 16(a) forms they file with the FDIC.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representation that no other reports were required, during the two fiscal years ended December 31, 1997, all of the Company's officers, directors and persons who own more than ten percent of the Common Stock complied with all applicable Section 16(a) filing requirements.

                          OTHER BUSINESS

     Action will be taken on whatever other business may properly come before the meeting. Management is not aware of any other business matters to be considered at the Annual Meeting except the Report of Management and presentation of financial statements. If other matters properly come before the meeting, the persons named in the Proxy will have discretionary authority to vote proxies with respect to such matters and in accordance with the recommendations of management.

     The minutes of the 1997 Annual Meeting are available for inspection at the Bank during normal business hours, and will be presented at the meeting for approval. It is not intended that approval of those minutes will constitute ratification of matters referred to therein.

                   ANNUAL DISCLOSURE STATEMENT

     Financial information about the Bank is available to customers, stockholders and the general public on request.

     In accordance with Federal regulations to facilitate more informed decision-making by depositors, investors and the general public, an Annual Disclosure Statement containing financial information on the Bank for the previous two years will be provided. This information will be updated annually and is available as of March 31, 1998. To obtain a copy of the Annual Disclosure Statement, please contact Mr. Gregory L. Hamby, Senior Vice President, Gainesville Bank & Trust, 500 Jesse Jewell Parkway, S.E., Gainesville, Georgia 30503, phone number (770) 532-1212.

     THE COMPANY WILL PROVIDE, WITHOUT CHARGE TO EACH
STOCKHOLDER FROM WHOM A PROXY IS SOLICITED, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE BANK'S ANNUAL REPORT ON FEDERAL DEPOSIT INSURANCE CORPORATION FORM F-2, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO REQUIRED TO BE FILED WITH THE F.D.I.C. UNDER PARAGRAPH 335.310 OF THE F.D.I.C. RULES AND REGULATIONS FOR THE BANK'S MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUEST SHOULD BE ADDRESSED TO MR. GREGORY L. HAMBY, SENIOR VICE PRESIDENT, P.O. BOX 2760, GAINESVILLE, GEORGIA 30503.

                      STOCKHOLDER PROPOSALS

     Any stockholder proposal intended to be presented at the 1999 Annual Meeting of the stockholders and to be included in the Company's proxy statement and form of proxy for that meeting must be received by the Company, directed to the attention of Samuel
L. Oliver, Secretary, not later than January 15, 1999. Any such proposal must be in accordance with Federal Deposit Insurance Corporation Rules and Regulations.

     Management urges you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. IF YOU DO ATTEND, YOU MAY THEN WITHDRAW YOUR
PROXY.




                      GB&T BANCSHARES, INC.
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           THE COMPANY

     The undersigned, being a stockholder of the Common Shares of GB&T Bancshares, Inc. (the "Company"), acknowledges receipt of the notice of the annual meeting of stockholders of the Company to be held on June 8, 1998, and the within proxy statement, and appoints Donald J. Carter and Alan A. Wayne, and either of them, the attorneys of the undersigned, with power of substitution, for and in the name of the undersigned, to vote as proxies for the undersigned to the number of Common Shares the undersigned would be entitled to vote if personally present at the annual meeting of the Company, as stated, and at any adjournment and adjournments thereof, and to vote all Common Shares of the Company held by the undersigned and entitled to be voted upon the following matters (Management recommends a "For" vote on each item):

1.   Election of Directors.

     For all nominees listed below (except as marked to the
contrary below)                    [     ]

     Withhold authority to vote on all nominees listed below
                                   [     ]

Donald J. Carter, J. Grady Coleman, Dr. John W. Darden, Bennie E.
Hewett, Richard A. Hunt, Jr., John E. Mansfield, Sr., F. Abit
Massey, Samuel L. Oliver, Alan A. Wayne and Philip A. Wilheit.


(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name(s) in the space provided below.)

__________________________________________________________________
_______________________  Please See Other Side



     2.   The approval of the GB&T Bancshares, Inc. Stock Option
Plan of 1997


        For  [   ]    Against   [   ]   Abstain   [   ]




     3. Proposal to amend the GB&T Bancshares, Inc.'s Articles of Incorporation to increase the number of authorized shares of Common Stock from 2,000,000 to 10,000,000.


        For   [   ]    Against  [   ]   Abstain   [    ]

     4.   Other Matters to Come Before the Meeting


     The shares covered by this proxy will be voted in accordance with the selection indicated. IF NO SELECTION
     IS MADE, THEY WILL BE VOTED IN FAVOR OF THE ABOVE ITEMS.

Date



                           _______________________________(SEAL)
                           Signature



                           _______________________________(SEAL)
                           Signature

     Please sign exactly as your name appears on the stock certificate. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If signer is a corporation, sign full corporate name by duly authorized officer. If shares are held in the name of two or more persons, all should sign.